Exhibit 99.1

NextDecade Provides Corporate Update, Confirms Capital Resources Sufficient to Sustain Operations Through Year-End 2021

HOUSTON (BUSINESS WIRE) -- May 18, 2020 -- NextDecade Corporation (NextDecade or the Company) (NASDAQ: NEXT) today reported its first quarter 2020 results. The Company is also confirming its strong financial position and providing an update on progress made during 2020.

NextDecade continues to advance and de-risk its Rio Grande LNG project (RGLNG). 2020 highlights through April include:

●	Received additional regulatory permits for RGLNG.
●	Received approval from the Federal Energy Regulatory Commission (FERC) for notice to proceed: RGLNG shovel ready.
●	Sold Rio Bravo Pipeline Company, LLC to Enbridge, Inc. (Enbridge).
●	Extended RGLNG engineering, procurement, and construction (EPC) contract price validity with Bechtel Oil, Gas and Chemicals, Inc. (Bechtel).
●	Completed hazard and operability (HAZOP) study on RGLNG and engineering is now 16 percent complete.
●	Extended the commencement date of the RGLNG Port of Brownsville lease agreement.

The COVID-19 pandemic is affecting current liquefied natural gas (LNG) market conditions and a final investment decision (FID) for RGLNG is now expected in 2021. Considering this change in the expected timing of FID, NextDecade has implemented measures to manage costs which the Company believes will ensure that it has sufficient pre-FID liquidity to operate through year-end 2021.

The long-term fundamentals of the global LNG market and the Permian and Eagle Ford producing basins that will supply RGLNG have not changed. NextDecade continues to progress LNG opportunities with a significant number of prospective LNG customers that reflect the global nature of the LNG business and with U.S. producers interested in supplying natural gas to RGLNG.

Currently, RGLNG has a 2 million tonnes per annum (mtpa), 20-year sale and purchase agreement with Shell. NextDecade believes it can achieve FID with an additional 9 mtpa of RGLNG capacity sold under long-term contracts.

“Our balance sheet is strong, we have no debt outstanding, and the long-term fundamentals for our Rio Grande LNG project remain firmly intact,” said Matt Schatzman, NextDecade’s Chairman and Chief Executive Officer. “This solid foundation, together with our sustained regulatory, engineering and commercial progress, positions the Company and our Rio Grande LNG project extremely well for when global market conditions improve.”

Regulatory Progress

RGLNG achieved several key regulatory milestones during the first quarter of 2020 and RGLNG is now shovel ready:

●	On January 23, the FERC issued a final order denying requests for rehearing.
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On February 10, the U.S. Department of Energy (DOE) issued an order authorizing LNG exports from RGLNG to nations with which the U.S. does not have free trade agreements (non-FTA). The DOE issued the FTA order in August 2016.

●	On February 21, the U.S. Army Corps of Engineers issued a permit under Section 404 of the Clean Water Act.
●	On March 6, the FERC issued a notice to proceed authorizing RGLNG to commence full site preparation activities.

Rio Bravo Pipeline Company

On February 13, 2020, NextDecade entered into an agreement to sell 100 percent of the equity interests in Rio Bravo Pipeline Company, LLC to a wholly owned subsidiary of Enbridge for a purchase price not to exceed $25.0 million. The transaction closed on March 2, 2020. At closing, NextDecade received a $15.0 million cash payment from Enbridge, and Enbridge assumed all responsibility for the development, financing, and operations of Rio Bravo Pipeline.

On March 2, 2020, NextDecade entered into precedent agreements with Enbridge that provide NextDecade with rate, volume, and schedule certainty consistent with NextDecade’s plans to develop, finance, and operate RGLNG. Pursuant to the agreements, Enbridge will provide natural gas pipeline transportation services on Rio Bravo Pipeline and Valley Crossing Pipeline to supply natural gas to the RGLNG facility for a term of at least 20 years.

Engineering, Procurement and Construction Contract Price Validity Extension

Pursuant to the lump-sum turnkey EPC contracts executed with Bechtel in May 2019, the EPC contracts’ prices were valid until April 22, 2020, subject to certain agreed-upon adjustments set forth in the contracts. On April 22, 2020, Bechtel agreed to extend the price validity of the EPC contracts to July 31, 2020.

NextDecade and Bechtel continue to progress engineering and procurement activities for RGLNG. Bechtel completed the initial engineering and procurement work (LNTP-1) at the end of December 2019 and, at the direction of NextDecade, began additional engineering and procurement work (LNTP-2) on January 1, 2020. Bechtel completed the LNTP-2 work in April 2020 and engineering is now 16 percent complete. During LNTP-1 and LNTP-2, NextDecade and Bechtel completed all pre-FID engineering and procurement work for RGLNG which will enable the placement of major equipment orders and the award of subcontracts immediately following FID. NextDecade and Bechtel have agreed to a limited scope of ongoing work (LNTP-3) which will provide for continued engineering progress for RGLNG.

Among the significant engineering and design work completed in recent months is the HAZOP study. The completion of the HAZOP study, prior to FID and prior to mobilization, significantly reduces cost and schedule risks for NextDecade and Bechtel.

RGLNG Site Lease Extension

On April 30, 2020, RGLNG and the Brownsville Navigation District of Cameron County, Texas amended their lease agreement. The lease amendment extends the effective date for commencing the lease to May 6, 2021, and further provides that RGLNG has the right to extend the effective date to May 6, 2022. The lease amendment provides RGLNG with continued control of the 984-acre site for the full-scale development of its LNG facility in the Port of Brownsville, Texas.

Liquidity and Capital Resources

As of March 31, 2020, NextDecade had approximately $58 million in cash. Current assets less accounts payable and accrued liabilities totaled approximately $47 million. NextDecade has no debt outstanding.

In 2020, NextDecade expects to pay or accrue $72 million for pre-FID development activities in support of RGLNG. Approximately $46 million of these costs were paid or accrued in the first quarter of 2020, including: (i) approximately $23 million in engineering, procurement and permitting activities in support of the FERC process, including the approval to commence full site preparation activities; (ii) approximately $6 million for the acquisition of required environmental mitigation land, and (iii) approximately $6 million for the payment of 2019 bonus compensation and one-time information technology costs.

To preserve pre-FID liquidity, NextDecade has implemented certain measures to manage costs:

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Since December 31, 2019, full-time headcount has decreased by 18 percent. Additionally, in May 2020, NextDecade furloughed 14 percent of its full-time headcount until it has better clarity on the COVID-19 pandemic’s impact on the current global LNG market.

●	The Chief Executive Officer and certain other members of the executive team have voluntarily reduced their base salaries by 10 percent for the remainder of 2020.
●	NextDecade and Bechtel have agreed to a limited scope of ongoing work which will provide for continued engineering progress for RGLNG.
●	Over the next few months, NextDecade will reduce its office space under lease and defer additional information technology spending until FID is achieved.

NextDecade believes the above-listed measures will ensure that it can sustain pre-FID development activities through year-end 2021. Beginning in the second quarter of 2020, NextDecade expects pre-FID development spending to average just over $2 million per month. NextDecade believes that the measures taken to manage costs will not negatively affect its ability to successfully deliver RGLNG and will create value for stockholders.

About NextDecade Corporation

NextDecade is a LNG development company focused on LNG export projects. NextDecade is developing the largest LNG export solution linking Permian Basin and Eagle Ford Shale natural gas to the global LNG market, creating value for producers, customers, and stockholders. Its portfolio of LNG projects includes the 27 mtpa Rio Grande LNG export facility in the Port of Brownsville, Texas. NextDecade’s common stock is listed on the Nasdaq Stock Market under the symbol “NEXT.” NextDecade is headquartered in Houston, Texas. For more information, visit www.next-decade.com.

NextDecade Forward-Looking Information

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “contemplate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “would,” “could,” “should,” “can have,” “likely,” “continue,” “design” and other words and terms of similar expressions are intended to identify forward-looking statements, and these statements may relate to the business of NextDecade and its subsidiaries. These statements have been based on NextDecade’s current assumptions, expectations, and projections about future events and trends and involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about progress in the development of NextDecade’s LNG liquefaction and export projects and the timing of that progress; our final investment decision (“FID”) in the construction and operation of a LNG terminal at the Port of Brownsville in southern Texas (the “Terminal”) and the timing of that decision; the successful completion of the Terminal by third-party contractors and an approximately 137-mile pipeline to supply gas to the Terminal being developed by a third-party; our ability to secure additional debt and equity financing in the future to complete the Terminal; the accuracy of estimated costs for the Terminal; statements that the Terminal, when completed, will have certain characteristics, including amounts of liquefaction capacities; the development risks, operational hazards, regulatory approvals applicable to the Terminal’s and the third-party pipeline's construction and operations activities; NextDecade’s anticipated competitive advantage and technological innovation which may render its anticipated competitive advantage obsolete; the global demand for and price of natural gas (versus the price of imported LNG); the availability of LNG vessels worldwide; changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities; the 2019 novel coronavirus pandemic and its impact on our business and operating results, including any disruptions in our operations or development of the Terminal and the health and safety of our employees, and on our customers, the global economy and the demand for LNG; risks related to doing business in and having counterparties in foreign countries; our ability to maintain the listing of our securities on a securities exchange or quotation medium; changes adversely affecting the business in which NextDecade is engaged; management of growth; general economic conditions; NextDecade’s ability to generate cash; compliance with environmental laws and regulations; the result of future financing efforts and applications for customary tax incentives; and other matters discussed in the “Risk Factors” section of NextDecade’s Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent reports filed with the Securities and Exchange Commission, all of which are incorporated herein by reference.

 Additionally, any development of the Terminal remains contingent upon completing required commercial agreements, acquiring all necessary permits and approval, securing all financing commitments and potential tax incentives, achieving other customary conditions and making a final investment decision to proceed. The forward-looking statements in this press release speak as of the date of this release. Although NextDecade believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations will prove to be correct. NextDecade may from time to time voluntarily update its prior forward-looking statements, however, it disclaims any commitment to do so except as required by securities laws.

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